                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        American Retirement Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         AMERICAN RETIREMENT CORPORATION
                          111 WESTWOOD PLACE, SUITE 402
                           BRENTWOOD, TENNESSEE 37027

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 1999


        As a shareholder of American Retirement Corporation, you are hereby given notice of and invited to attend in person or by proxy the annual meeting of shareholders of the company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Wednesday, May 12, 1999, at 11:00 a.m., local time, for the following purposes:

        1. To elect four Class II directors to serve for a term of three years;

        2. To consider and vote upon an amendment to the company's corporate charter to increase the number of shares of common stock the company is authorized to issue from 50 million to 200 million;

        3. To consider and vote upon the company's 1997 Stock Incentive Plan, as amended to increase the number of shares of common stock reserved and authorized for issuance pursuant to the plan, to increase the number of shares of common stock that may be issued under the plan pursuant to "incentive stock options," and to increase the maximum number of shares of common stock that may be issued to certain employees under the plan in any single fiscal year; and

        4. To transact such other business as may properly come before the meeting.

        Each of the matters to be considered at the annual meeting is more fully described in the attached proxy statement.

        Shareholders of record at the close of business on March 24, 1999 are entitled to notice of and to vote at the meeting and any adjournment or postponement.

        You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.


                                             BY ORDER OF THE BOARD OF DIRECTORS,






                                             /s/ GEORGE T. HICKS
                                             ----------------------------------
                                             GEORGE T. HICKS
                                             SECRETARY


Brentwood, Tennessee
March 31, 1999

                         AMERICAN RETIREMENT CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 12, 1999

           This proxy statement contains information related to the annual meeting of shareholders of American Retirement Corporation to be held at the date, time, and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders, and at any adjournment or postponement thereof. This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 31, 1999.

           At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of four Class II directors, consideration of an amendment to the company's corporate charter to increase the number of shares of common stock the company is authorized to issue, and consideration of the company's 1997 Stock Incentive Plan, as amended. In addition, the company's management will report on the performance of the company during fiscal 1998 and respond to questions from shareholders.

           Shareholders of record on the record date, March 24, 1999, are entitled to notice of and to vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

           The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the annual meeting. As of the record date, 17,118,385 shares of the company's common stock were outstanding. Proxies received but marked as abstentions will be counted as present for purposes of determining a quorum on all matters. Broker non-votes will be counted as present for purposes of determining a quorum on all matters other than the 1997 Stock Incentive Plan. Broker non-votes will not be counted as present for purposes of determining a quorum to consider the 1997 Stock Incentive Plan. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

           Shares of common stock represented by a proxy properly signed and received at or prior to the annual meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed, and returned without specifying choices, the shares will be voted as recommended by the company's board of directors. A shareholder who signs and returns a proxy may revoke it at any time before it is voted by attending the annual meeting and electing to vote in person, by notifying the secretary of the company in writing, or by duly executing a proxy bearing a later date. Shareholders whose shares of common stock are held in street name who wish to attend the meeting and vote in person will need to obtain a proxy form from the institution that holds their shares.

           The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. The amendment to the company's corporate charter and the stock incentive plan will be approved if the number of shares of common stock voted in favor of the proposal exceeds the number of shares of common stock voted against it. Abstentions and broker non-votes will not be counted as votes for or against any director nominee or the amendment to the company's charter. Pursuant to the rules of the New York Stock Exchange, however, abstentions will have the effect of a vote against the 1997 Stock Incentive Plan. Broker non-votes will not be counted as votes for or against the 1997 Stock Incentive Plan.

           The board of directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their best judgment.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

           The board of directors of the company is divided into three classes, each class to be as nearly equal in number as possible. The current board of directors is comprised of 12 members. At each annual meeting of shareholders, directors comprising one class are elected for a three-year term. The terms of the four Class II directors will expire at the annual meeting. The board of directors has nominated Frank M. Bumstead, Clarence Edmonds, Robert G. Roskamp, and Nadine C. Smith, all of whom are currently serving as directors of the company, to be reelected to serve until the annual meeting of shareholders in 2002 and until their successors are duly elected and qualified. The terms of the Class I and Class III directors will expire at the annual meeting in 2001 and 2000, respectively.

           Each of the nominees has consented to serve, if elected. If any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy may vote for such other person or persons as may be designated by the board of directors. Certain information with respect to the nominees for election as Class II directors and with respect to the Class I and Class III directors (who are not being elected at the annual meeting) is set forth below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE DIRECTOR NOMINEES.

Name                          Age                         Principal Occupation/Directorships                         Director Since
----                          ---                         ----------------------------------                         --------------

DIRECTOR NOMINEES

Class II Directors
(Terms Expire 2002)

Frank M. Bumstead              57  Since 1989, Mr. Bumstead has been president and a principal                            1997
                                   shareholder of Flood, Bumstead, McCready & McCarthy, Inc., a business management firm that represents, among others, artists, songwriters, and producers in the music industry.  From 1993 to
                                   December 1998, Mr. Bumstead also served as the chairman and chief executive officer of FBMS Financial, Inc., an investment advisor registered under the Investment Company Act of 1940.  Mr. Bumstead is vice chairman and a director of Response Oncology, Inc., a physician practice management company specializing in oncology, and a director of TBA Entertainment, Inc., an entertainment marketing and artist management company.  He is also a director of Syntroleum
                                   Corporation, a natural gas processor and real estate company.
                                   Mr. Bumstead serves as a director, secretary, and treasurer of
                                   Imprint Records, Inc., a music recording company.

Clarence Edmonds               65  Mr. Edmonds has served as a director of the company since its                          1997
                                   inception and as a director of various of the company's predecessors since 1987.  Mr. Edmonds has served in various capacities, including vice president and treasurer, of Massey Company, an investment services firm, since 1969.  Mr. Edmonds is a certified public accountant.

Robert G. Roskamp              60  Mr. Roskamp is president of Roskamp Management Company, LLC, a                         1998
                                   manager and developer of senior living communities.  Mr. Roskamp has served as a consultant to the company since July 1998.  Prior to
                                   July 1998, Mr. Roskamp served as chief executive officer and chairman of the board of Freedom Group, Inc., which was acquired by the company in July 1998.



Nadine C. Smith                41  Since 1997, Ms. Smith has been president and chief executive officer of                1997
                                   Enidan Capital Corporation, which is the general partner of Enidan Capital
                                   Partners, L.P., an investment company that makes equity investments in public and privately-held companies.  Prior to co-founding Enidan, Ms.
                                   Smith was managing general partner of NC Smith & Co., a financial and management consulting firm, from 1990 to 1997. Ms. Smith is a director of UTI Energy Corp., a contract drilling company, and also serves on the boards of several privately-held companies.


CONTINUING DIRECTORS

Class I Directors
(Terms Expire 2001)

Jack O. Bovender, Jr.          53  Mr. Bovender has been president and chief operating officer of                         1997
                                   Columbia/HCA Healthcare Corporation since August 1997.  From
                                   March 1994 to August 1997, Mr. Bovender was retired.  Prior to
                                   March 1994, Mr. Bovender worked for Hospital Corporation of
                                   America, a predecessor to Columbia/HCA, for over 18 years in various capacities, including executive vice president and chief operating officer.  Mr. Bovender is a director of America Service Group, Inc., a provider of managed health care services to correctional facilities.

Christopher J. Coates          48  Mr. Coates has served as president and chief operating officer of the                  1998
                                   company and its predecessors since January 1993.  From 1988 to 1993,
                                   Mr. Coates served as chairman of National Retirement Company, a senior living management company acquired by a subsidiary of the company in 1992.  From 1985 to 1988, Mr. Coates was senior director of the Retirement Housing Division of Radice Corporation, following that company's purchase in 1985 of National Retirement Consultants, a company formed by Mr. Coates.

Daniel K. O'Connell            70  Mr. O'Connell has served as a director of the company since its                        1997
                                   inception and as a director of various of the company's predecessors since 1985.  Until his retirement in 1990, Mr. O'Connell worked for
                                   Ryder System, Inc. for over 25 years in various capacities, including legal counsel and chief financial officer.

Lawrence J. Stuesser           56  Since June 1996, Mr. Stuesser has been the president and chief                         1997
                                   executive officer and a director of Computer People, Inc., an information technology professional services and staffing company and a subsidiary of Delphi Group plc, of which Mr. Stuesser also serves as a director.  From August 1993 to May 1996, Mr. Stuesser was a private investor and independent business consultant.  From January 1991 to
                                   July 1993, Mr. Stuesser was chairman and chief executive officer of
                                   Kimberly Quality Care, Inc., a home health care services company.  Mr.
                                   Stuesser is chairman of the board of Curative Health Services, Inc., a disease management company in the chronic wound care market, and a director of IntegraMed America, Inc., a disease management company in the assisted reproductive therapy market.




Class III Directors
(Terms Expire 2000)

W.E. Sheriff                   56  Mr. Sheriff has served as chairman and chief executive officer of the                  1997
                                   company and its predecessors since April 1984.  Mr. Sheriff serves on the boards of several privately-held companies and various educational and charitable organizations.  Mr. Sheriff also is a member of the
                                   National Association for Senior Living Industries,  the American
                                   Association of Homes and Services for the Aging, and the American
                                   Senior Housing Association.

H. Lee Barfield II             52  Mr. Barfield has served as a director of the company since its inception               1997
                                   and as a director of various of the company's predecessors since 1978.
                                   Mr. Barfield is a member in the law firm of Bass, Berry & Sims PLC, the Company's outside general counsel, and has served in various capacities for that firm since 1974.

Robin G. Costa                 32  Since January 1998, Ms. Costa has served as president of Maddox                        1997
                                   Companies, a group of over 40 entities involved in oil and gas exploration, real estate development and investment, and other investments.  Ms. Costa has served in various capacities for the
                                   Maddox Companies since 1985, including as chief operating officer from 1994 to January 1998 and secretary and treasurer from 1992 to
                                   1994.

John A. Morris, Jr., M.D.      52  Dr. Morris has served in varying capacities of the medical profession                  1997
                                   since 1977 and is currently a Professor of Surgery and the Director of the Division of Trauma and Surgical Critical Care at the Vanderbilt
                                   University School of Medicine, the Medical Director of the Life Flight
                                   Air Ambulance Program at Vanderbilt University Hospital, and an
                                   Associate in the Department of Health Policy and Management at Johns
                                   Hopkins University.


           The board of directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. The board of directors met seven times during 1998. Each director attended at least 75% of the total number of meetings of the board of directors and the committees on which he or she served, with the exception of Mr. Bovender.

           The board of directors has standing executive, audit, and compensation committees. The membership and functions of the committees are as follows:

           Executive Committee -- This committee is authorized generally to act on behalf of the board of directors between scheduled meetings of the board, subject to certain limitations established by the board and applicable corporate law. Members of the executive committee are Messrs. Bovender, Bumstead, Roskamp, and Sheriff and Dr. Morris. The executive committee met six times during 1998.

           Audit Committee -- This committee makes recommendations to the board of directors with respect to the company's financial statements and the appointment of independent accountants, reviews significant audit and accounting policies and practices, meets with the company's independent public accountants concerning, among other things, the scope of audits and reports, reviews the performance of the overall accounting and financial controls of the company, and oversees the corporate compliance activities of the company. Members of the audit committee are Messrs. Barfield and Edmonds and Ms. Costa. The audit committee met three times during 1998.

        Compensation Committee -- This committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the company's stock incentive, stock purchase, 401(k), and other executive compensation plans. Members of the compensation committee are Messrs. O'Connell and Stuesser and Ms. Smith. The compensation committee met three times during 1998.

        Mr. Roskamp was appointed as a director of the company in August 1998 pursuant to a Shareholder's Agreement between the company and Mr. Roskamp. Under this agreement, the company has agreed to use its best efforts to cause Mr. Roskamp or his designee to be recommended to the company's shareholders for election as a director at each annual meeting at which Class II directors stand for reelection for so long as Mr. Roskamp or his permitted transferees own greater than 411,000 shares of common stock and the shares of common stock owned by Mr. Roskamp and his affiliates constitute 1% or more of the outstanding common stock.

COMPENSATION OF DIRECTORS

        Directors who are employees of the company do not receive additional compensation for serving as directors of the company. Non-employee directors are entitled to an annual retainer of $12,000 payable, in arrears, on the date of each annual meeting of shareholders. Non-employee directors are also entitled to a fee of $500 for each board meeting attended and $250 for each committee meeting attended that is not on the same day as a meeting of the board of directors. All directors are entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings.

        In addition, non-employee directors receive options to purchase shares of common stock pursuant to the company's 1997 Stock Incentive Plan. Options to purchase 9,000 shares of common stock were automatically granted to each person serving as a non-employee director of the company on the date of the company's initial public offering. Any person who was not previously a member of the board of directors and who is elected or appointed a non-employee director prior to the date of the annual meeting of shareholders of the company in the year 2000 will automatically be granted an option to purchase 7,000 shares of common stock if such non-employee director's service begins prior to May 30, 1999 and 5,000 shares of common stock if such non-employee director's service begins thereafter. The board of directors may, in its discretion, increase or decrease the number of shares subject to such option to reflect the extent to which such non-employee director's expected service may exceed two years or may be less than one year. Options granted to non-employee directors prior to the annual meeting of shareholders in the year 2000 shall vest with respect to 5,000 shares on the date of the first annual meeting of shareholders following the date of grant, 2,000 shares on the date of the second annual meeting of shareholders following the date of grant, and any remaining shares on the date of the third annual meeting of shareholders following the date of grant.

        On the date of each annual meeting of the shareholders of the company beginning with the annual meeting of shareholders held in the year 2000, each non-employee director who will continue as a director following such meeting will receive an option to purchase 3,000 shares of common stock. Such options will vest with respect to all 3,000 shares on the date of the next annual meeting of shareholders. All options automatically granted to a non-employee director will enable the optionee to purchase shares of common stock at the fair market value of the common stock on the date of grant. The terms of such options are ten years from the date of grant. The exercise price may be paid in cash, shares of common stock, or a combination thereof. The board of directors has the discretion to reduce, but not increase, the number of shares awardable to non-employee directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


           The following table shows the number of shares of common stock beneficially owned by each current director (including the four nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page eight hereof, the directors and executive officers as a group, and each shareholder known to management of the company to own beneficially more than five percent of the outstanding common stock. Unless otherwise indicated, the company believes that the beneficial owner set forth in the table has sole voting and investment power.



                                                                               Amount and Nature of                 Percent of
                      Name of Beneficial Owner                              Beneficial Ownership(1)(2)                Class%
--------------------------------------------------------------------        --------------------------              -----------
W.E. Sheriff                                                                      670,217(3)                             3.9
Christopher J. Coates                                                             272,727                                1.6
George T. Hicks                                                                   176,665                                1.0
H. Todd Kaestner                                                                  185,690                                1.1
James T. Money                                                                    181,125                                1.1
H. Lee Barfield II                                                                627,577(4)                             3.7
Jack O. Bovender, Jr.                                                               7,000                                *
Frank M. Bumstead                                                                  12,000                                *
Robin G. Costa                                                                  1,387,037(5)(6)                          8.1
Clarence Edmonds                                                                  374,073(7)                             2.2
John A. Morris, Jr., M.D.                                                         365,490(8)                             2.1
Daniel K. O'Connell                                                                27,000                                *
Robert G. Roskamp                                                                 827,000                                4.8
Nadine C. Smith                                                                    38,956                                *
Lawrence J. Stuesser                                                               74,547(9)                             *
Dresdner RCM Global Investors LLC                                               1,710,632(10)                           10.0
Capital Guardian Trust Company                                                  1,516,000(11)(12)                        8.9
DMAR Limited Partnership                                                        1,372,037(5)                             8.0
Wellington Management Company, LLP                                              1,093,750(11)(13)                        6.4
Chartwell Investment Partners                                                   1,032,754(11)(14)                        6.0
Palisade Capital Management, L.L.C.                                               986,201(11)(15)                        5.5
All directors and executive officers as a group (18 persons)                    5,441,724                               31.3


-------------------

*       Less than one percent.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that certain persons presently have the right to acquire pursuant to the conversion provisions of the company's 5 3/4% Convertible Subordinated Debentures Due 2002 ("conversion shares") are deemed outstanding for the purpose of computing such person's percentage ownership, but not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Likewise, shares subject to options held by directors and executive officers of the company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all directors and executive officers as a group.

(2) Includes the following shares of common stock issuable upon the exercise of options granted pursuant to the company's 1997 Stock Incentive Plan that the following persons are entitled to exercise within 60 days of the date hereof: Mr. Sheriff, 40,000; Mr. Coates, 30,000; each of Messrs. Hicks, Kaestner, and Money, 23,333; each of Messrs. Downs and McKnight, 13,333; each of Mses. Costa and Smith, Dr. Morris, and Messrs. Barfield, Bovender, Bumstead, Edmonds, O'Connell, and Stuesser, 7,000; Mr. Roskamp, 5,000; and directors and executive officers as a group (18 persons), 234,665.

(3) Includes 331,353 shares, including 4,166 conversion shares, beneficially owned by a family limited partnership in which Mr. Sheriff is a general partner.

(4) Includes 2,916 conversion shares. Also includes 473,065 shares beneficially owned by Mr. Barfield's wife, Mary Louise Frist Barfield.

(5)     Address: 3833 Cleghorn Avenue, Suite 400, Nashville, Tennessee 37215.

(6) Includes 1,372,037 shares beneficially owned by DMAR Limited Partnership. Ms. Costa is President of Margaret Energy, Inc., the general partner of DMAR. Also includes an aggregate of 8,000 shares beneficially owned by trusts as to which Ms. Costa exercises voting and dispositive power.


(7) Includes 4,166 conversion shares owned by Mr. Edmonds, 337,888 shares, including 2,000 conversion shares, owned by The Jack C. Massey Foundation, of which Mr. Edmonds serves as a co-trustee, 5,000 shares beneficially owned by a trust of which Mr. Edmonds and his wife serve as co-trustees and lifetime beneficiaries, and 20,019 shares beneficially owned by Mr. Edmonds's wife. Mr. Edmonds disclaims beneficial ownership of his wife's shares.


(8) All shares are beneficially owned by partnerships owned and controlled by Dr. Morris, his brother, and other members of Dr. Morris's family.

(9) Includes 67,547 shares beneficially owned by a corporation, of which Mr. Stuesser is a director and 50% shareholder.

(10) Address: Four Embarcadero Center, San Francisco, California 94111. Dresdner RCM, an investment advisor, reported that it has sole voting power with respect to 1,396,132 shares of common stock, sole dispositive power with respect to 1,608,632 shares, and shared dispositive power with respect to 102,000 shares. Based solely upon information provided by Dresdner RCM or set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(11) Based solely upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission.

(12) Address: 11100 Santa Monica Boulevard, Los Angeles, California 90025. Capital Guardian, a bank, reported that it has sole voting power with respect to 1,474,000 shares of common stock and sole dispositive power with respect to 1,516,000 shares.

(13) Address: 75 State Street, Boston, Massachusetts 02109. Wellington, an investment adviser, reported that it has shared voting power with respect to 355,333 shares of common stock and shared dispositive power with respect to 1,093,750 shares.

(14) Address: 1235 Westlakes Drive, Suite 330, Berwyn, Pennsylvania 19312. Chartwell Investment Partners is an investment advisor.

(15) Address: One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07025. Palisade Capital Management, L.L.C. is an investment advisor. Includes 673,501 conversion shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following table sets forth the total compensation paid or accrued by the company's predecessor, American Retirement Communities, L.P., during the year ended December 31, 1996 and by the company during 1997 and 1998, including amounts paid by the predecessor for the period from January 1, 1997 through May 29, 1997, on behalf of the company's Chief Executive Officer and the four other most highly-paid executive officers of the company (collectively, the "named executive officers").

                                                                                          Long-Term
                                                                                        Compensation
                                                                                           Awards
                                                          Annual Compensation    ---------------------------
                                                      ---------------------------    Securities Underlying           All Other
Name and Principal Positions            Fiscal Year     Salary($)       Bonus($)          Options(#)               Compensation($)
------------------------------------    -----------   -------------    -------------------------------------    --------------------
W.E. Sheriff,                               1998         237,667         78,017             225,000(1)                90,000(2)
       Chairman and Chief Executive         1997         221,500           --                60,000                   86,500
       Officer                              1996         212,400         30,515                  --                   84,000

Christopher J. Coates,                      1998         178,667         58,567              60,000                    8,604(3)
       President and Chief Operating        1997         168,000         15,000              45,000                    8,549
       Officer                              1996         153,400         22,038                  --                   11,033

George T. Hicks,                            1998         130,000         42,614              42,000                    6,146(3)
       Executive Vice President -           1997         120,000         15,000              35,000                    5,870
       Finance, Chief Financial             1996         100,300         14,410                  --                    7,214
       Officer, Treasurer, and
       Secretary

H. Todd Kaestner,                           1998         140,000         45,892              42,000                    6,658(3)
       Executive Vice President -           1997         130,000         15,000              35,000                    6,296
       Corporate Development                1996         106,200         15,257                  --                    7,637

James T. Money,                             1998         126,667         41,522              42,000                    6,146(3)
       Executive Vice President -           1997         120,000         15,000              35,000                    5,870
       Development Services                 1996         100,300         14,410                  --                    7,214


-----------------

(1) Options with respect to 25,000 of these shares are contingent upon shareholder approval of Proposal Three.

(2) Reflects insurance premiums paid by the company for insurance policies benefiting Mr. Sheriff.

(3) Reflects contributions by the company under the company's Section 162 deferred compensation plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

           The following table sets forth certain information concerning options granted in 1998 to the named executive officers. None of the named executive officers were granted stock appreciation rights.


                                                    Individual Grants
                         ------------------------------------------------------------------------
                                              Percent of
                                                Total                                              Potential Realizable Value at
                             Number of         Options                                                 Assumed Annual Rates of
                            Securities        Granted to                                               Stock Price Appreciation
                            Underlying        Employees      Exercise                                      for Option Term
                              Options         in Fiscal       or Base          Expiration       -----------------------------------
Name                       Granted(#)(1)       Year(%)      Price($/Sh)           Date               5%($)                10%($)
----------------------   -----------------  -------------- -------------     --------------     ----------------     --------------
W.E. Sheriff                225,000(2)           23.7         16.0625           8/13/08            2,272,864             5,759,885
Christopher J. Coates         60,000             6.3          16.0625           8/13/08              606,097             1,535,969
George T. Hicks               42,000             4.4          16.0625           8/13/08              424,268             1,075,179
H. Todd Kaestner              42,000             4.4          16.0625           8/13/08              424,268             1,075,179
James T. Money                42,000             4.4          16.0625           8/13/08              424,268             1,075,179

-----------------

(1) All options granted in 1998 to the named executive officers vest and become exercisable in three equal, annual installments beginning August 13, 1999.

(2) Options with respect to 25,000 of these shares are contingent upon shareholder approval of Proposal Three.


FISCAL YEAR-END OPTION VALUES

           The following table provides information as to the number and value of the unexercised options held by the named executive officers at December 31, 1998. None of the named executive officers exercised options during 1998. None of the named executive officers has held or exercised stock appreciation rights.

                                            Number of Securities
                                           Underlying Unexercised                      Value of Unexercised
                                                 Options at                                In-the-Money
                                             Fiscal Year-End(#)                  Options at Fiscal Year-End($)(1)
                                   ---------------------------------------   ----------------------------------------
Name                                  Exercisable         Unexercisable         Exercisable          Unexercisable
-----------------------------      -----------------   -------------------   -----------------    -------------------
W.E. Sheriff                            20,000               265,000(2)           33,750                 67,500
Christopher J. Coates                   30,000                75,000              50,625                 25,313
George T. Hicks                         23,333                53,667              39,374                 19,688
H. Todd Kaestner                        23,333                53,667              39,374                 19,688
James T. Money                          23,333                53,667              39,374                 19,688

-----------------

(1) Based on the closing price of the company's common stock on the New York Stock Exchange on December 31, 1998 ($15.6875).

(2) Options with respect to 25,000 of these shares are contingent upon shareholder approval of Proposal Three.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

        The compensation paid to the company's executive officers is reviewed and approved annually by the compensation committee of the board of directors, which is composed of non-employee directors. The current members of the compensation committee are Ms. Smith and Messrs. O'Connell and Stuesser. In addition to reviewing and approving salary and bonus arrangements for the company's executive officers, the compensation committee approves long-term incentive awards for the executive officers and the other key employees of the company and administers the stock incentive plan, stock purchase plan, 401(k) plan, and other compensation plans maintained by the company.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

        The objectives of the company's executive compensation program are to:

        - attract, motivate, and retain the executives responsible for the success of the company;

        - reward key executives based upon corporate and individual performance; and

        -       provide incentives designed to maximize shareholder value.

The compensation committee reviews the company's executive officer compensation program annually to ensure that the compensation paid to the company's executive officers is consistent with the company's business strategy, corporate culture, and operating performance. The compensation committee also reviews the compensation policies of similar companies in the senior living industry to ensure that the company's compensation policies are competitive with other companies in the industry. The three primary components of the company's executive officer compensation program are a base salary, the potential for a performance-based annual bonus, and periodic grants of stock options.

        BASE SALARIES. Base salaries for the company's executive officers, as well as changes in such salaries, are based upon a number of factors, including:

        -       recommendations by the chief executive officer;

        - annual base salaries of similarly situated executives at companies the committee deems to be comparable to the company;

        -       the nature of the executive officer's position;

        - the committee's subjective determination of the executive officer's contribution to the performance of the company;

        -       the experience of the officer; and

        -       the term of the officer's employment with the company.

The chief executive officer reviews all salary recommendations with the compensation committee, which then approves or disapproves such recommendations.

           In August 1998, the compensation committee reviewed the base salaries for the company's executive officers. Based upon a review of the base compensation payable to executive officers of comparable companies and discussions with the company's chief executive officer, the committee determined that the base compensation levels for the company's executive officers were lower than the average base compensation levels of executives with similar responsibilities at comparable companies. As a result of this review, the compensation committee approved increases in the base salaries of the company's executive officers averaging approximately 20%.

           ANNUAL BONUSES. Annual bonuses for fiscal 1998 were accrued on behalf of executive officers of the company pursuant to the company's 1998 Officers' Incentive Compensation Plan. The 1998 Officers' Incentive Compensation Plan provided for the payment of bonuses based upon the attainment of certain earnings per share targets. Based upon the attainment of those earnings targets for 1998, the executive officers will receive cash bonuses in 1999 for services rendered in 1998 equal to approximately 30% of their base salaries. The committee has approved a similar officers' compensation plan for 1999 that provides for the payment of bonuses based upon the attainment of 1999 earnings per share targets.

           STOCK OPTIONS. In order to align the long-term interests of the executive officers with those of shareholders, the compensation committee from time to time awards stock options to the company's executive officers. The terms of these options, including the sizes of the grants, are determined by the compensation committee based upon the recommendations of the company's chief executive officer and the committee's subjective discretion. Awards of stock options to executive officers have been historically at then-current market prices and with periodic vesting over three years.

           In August 1998, the compensation committee considered the amount of stock option holdings by the company's senior executives in relation to the holdings by senior executives of comparable companies. As a result of this analysis and based upon the recommendation of the chief executive officer, the compensation committee granted stock options to purchase an aggregate of 411,000 shares to the company's executive officers. The options vest over a three-year period and are exercisable at the market price of the common stock on the date of grant. The size of the option grants was determined by the compensation committee based upon an analysis of comparable companies, the recommendations of the company's chief executive officer, a subjective assessment of each executive officer's performance, and his or her respective level in the organization.

           SECTION 162 DEFERRED COMPENSATION PLAN. In addition, the company maintains a non-qualified deferred compensation plan that allows executive officers who are deemed "highly compensated" under Internal Revenue Service guidelines to make after-tax contributions to an investment account established in such executive officer's name. The company makes additional contributions at the discretion of the committee. For 1998, the company made quarterly contributions equal to 4% of the participating executive officers' gross earnings.

CHIEF EXECUTIVE OFFICER COMPENSATION


           In establishing the compensation of W.E. Sheriff, the company's chief executive officer, the compensation committee utilized the same compensation policies applicable to executive officers in general. For 1998, Mr. Sheriff's annual base salary was increased by approximately 22%. Based upon the achievement of the earnings per share targets set forth in the 1998 Officers' Incentive Compensation Plan and the committee's subjective assessment of Mr. Sheriff's individual performance, the compensation committee approved a cash bonus to Mr. Sheriff that will be paid in 1999 for services rendered in 1998 equal to $78,017, or approximately 30% of his base salary. The compensation committee also awarded Mr. Sheriff an option to purchase 225,000 shares of common stock. The option vests over a three-year period and is exercisable at the market price of the common stock on the date of grant.


LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION


           Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to the company's chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to all types of compensation, including restricted stock awards and amounts realized on the exercise of stock options and stock appreciation rights, unless the awards and plan under which the awards are made qualify as "performance based" under the terms of the code and related regulations. Under the regulations, executive compensation pursuant to the 1997 Stock Incentive Plan should qualify as "performance based" compensation and therefore be excluded from the $1.0 million limit; provided, however, that if Proposal Three is not approved, the company will not be permitted to deduct compensation realized by certain of the company's officers in connection with their exercise of awards granted under the plan after the date of the annual meeting. Other forms of compensation provided by the company are not excluded from the $1.0 million limit. The Company currently anticipates that the compensation of its executive officers will be deductible under Section 162(m) because executive officer compensation is presently below the $1.0 million limit and because the company intends to continue to utilize performance based compensation in future periods.


DANIEL K. O'CONNELL           NADINE C. SMITH            LAWRENCE J. STUESSER

                              CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENTS

           The company has agreed to develop ten assisted living residences for an unaffiliated third-party. Following completion of construction, these residences will be leased to affiliates of John Morris, a director of the company. The company has agreed to manage such residences pursuant to management agreements that provide for the payment of management fees to the company based on a percentage of the gross revenues of each residence and require the company to pay operating losses above a specified amount. During 1998, the company did not make any payments for operating losses pursuant to the management agreements.

BAHIA OAKS LODGE TRANSACTION

           In June 1998, the company entered into an agreement to operate Bahia Oaks Lodge, a senior living community located in Sarasota, Florida. In connection with the execution of the agreement, an unaffiliated special purpose entity purchased the community from a general partnership in which Mr. Roskamp owns a 43% interest. The aggregate consideration paid by such unaffiliated special purpose entity to acquire the community was $9.0 million and the special purpose entity assumed approximately $3.8 million of mortgage indebtedness associated with the community.

FREEDOM GROUP TRANSACTION

           In July 1998, the company consummated the acquisition of Freedom Group, Inc. and certain entities affiliated with Freedom Group and Robert G. Roskamp, Freedom Group's founder and chairman, and certain related transactions. The aggregate consideration paid at closing by the company in the transactions was $23.2 million of cash and 1,370,000 shares of common stock. The company also paid an additional $1.5 million in connection with the execution of two management agreements and $4.0 million in connection with the acquisition of options to purchase two communities. Pursuant to such transactions, Robert G. Roskamp, a director of the company, received approximately $5.0 million in cash and 822,000 shares of common stock in exchange for his ownership interest in Freedom Group.

           As part of the transactions with Freedom Group, the company entered into a 20-year management agreement, with two ten-year renewal options, for Freedom Plaza, a retirement community located in Peoria, Arizona. The owners of the community include a charitable foundation of which Mr. Roskamp is a director. Pursuant to the management agreement, the company receives a management fee equal to all revenue from the community that is in excess of operating expenses, refunds of entrance fees, capital expenditure reserves, debt service, and certain payments to the community's owners.

           The company also entered into a 20-year management agreement, with two ten-year renewal options, for Freedom Square, a retirement community located in Seminole, Florida. In connection with the management agreement, the company paid a $1.2 million fee to the owner of the community, a general partnership in which Mr. Roskamp owns a 98.0% interest and Frank L. Herold, an officer of the company, owns a 2.0% interest, and assumed Freedom Group's existing guaranty of approximately $19.9 million of the mortgage debt associated with the community. Pursuant to the management agreement, the company receives a management fee equal to all revenue from the community that is in excess of operating expenses, refunds of entrance fees, capital expenditure reserves, debt service, and certain payments to the community's owner. The company also acquired an option to purchase Freedom Square upon the occurrence of certain events, including the expiration of the agreement, for a formula purchase price.

           The company also entered into a three-year management agreement for Freedom Village Brandywine, a retirement community located in Brandywine, Pennsylvania that is owned by a partnership in which Mr. Roskamp owns a 70.0% interest. Pursuant to the management agreement, the company receives a management fee equal to 5.0% of the gross revenues of the community. The company paid a non-refundable deposit of $2.0 million to acquire an option to purchase the Freedom Village Brandywine community for a purchase price of $14.0 million, plus the assumption of certain specified liabilities. The company's deposit will be credited against the purchase price if the company exercises its purchase option. In connection with the execution of the Freedom Village Brandywine management and option agreements, the company assumed Freedom Group's existing guaranty of approximately $42.1 million of the mortgage debt associated with the community, $7.3 million of which was outstanding at December 31, 1998. The company also assumed Freedom Group's remaining development obligations relating to Freedom Village Brandywine. In return for its development services and costs associated therewith, the company received a fee of $200,000.

           Pursuant to the transactions with Freedom Group, the company also entered into an agreement to provide development services related to the development and construction of a proposed retirement community to be known as the Sarasota Bay Club in Sarasota, Florida, which is currently in the development and planning phase. The Sarasota Bay Club is owned by a limited liability company in which Mr. Roskamp owns a 57.5% interest. In return for its development services and costs associated therewith, the company will receive a development fee of $2.4 million. The company will manage the Sarasota Bay Club following its completion pursuant to a five-year management agreement that provides for a management fee equal to 5.0% of the gross revenues of the community. In consideration of the company's payment of a $2.0 million fully-refundable deposit, the company acquired a right of first refusal for the Sarasota Bay Club and an option to purchase the community for a price to be negotiated. The company will receive a credit against the purchase price in the amount of its deposit if the company exercises its right of first refusal or purchase option.

           In connection with the transactions with Freedom Group, Mr. Roskamp entered into a three-year consulting agreement with the company that provides for annual payments of $150,000 to Mr. Roskamp. In addition, pursuant to a shareholder's agreement entered into by the company and Mr. Roskamp, the company caused Mr. Roskamp to be elected to the board of directors of the company and to the executive committee of the board of directors and has agreed to use its best efforts to cause Mr. Roskamp or his designee to be recommended to the company's shareholders for election as a director at each annual meeting at which Class II directors stand for reelection for so long as Mr. Roskamp or his permitted transferees own greater than 411,000 shares of common stock and the shares of common stock owned by Mr. Roskamp and his affiliates constitute 1% or more of the outstanding common stock. The company also granted certain contractual registration rights to Mr. Roskamp.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and executive officers and persons who beneficially own more than ten percent of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such directors, officers, and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the company with copies of all Section 16(a) forms they file.

           Based solely on the company's review of the copies of such forms furnished to the company, or written representations from certain reporting persons, the company believes that during 1998 its officers, directors, and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, except that Mr. Sheriff filed one late report relating to two transactions.

                                PERFORMANCE GRAPH

           The following graph compares the cumulative returns of $100 invested on May 30, 1997, the date of the company's initial public offering, in (a) the company; (b) the Standard and Poor's 500 Stock Index; and (c) a self-constructed peer group, as described below, assuming reinvestment of all dividends.


       Measurement Period
      (Fiscal Year Covered)           ACR          S&P 500        Peer Group
5/30/97                               100            100             100
1/2/98                                129.0          114.9           141.4
1/1/99                                101.2          144.9           159.3




----------------

* The company's self-constructed peer group is composed of the following senior living companies: Alternative Living Services, Inc., Atria Communities, Inc., Brookdale Living Communities, Inc., CareMatrix Corporation, Emeritus Corporation, Greenbrier Corporation, Karrington Health, Inc. Kapson Senior Quarters, Inc., Regent Assisted Living, Inc., Sunrise Assisted Living, Inc., and ARV Assisted Living, Inc.

                PROPOSAL TWO: AMENDMENT TO THE COMPANY'S CHARTER

           On February 26, 1999, the board of directors approved and directed that the shareholders consider an amendment to the company's corporate charter that would amend the charter to increase the number of authorized shares of common stock from 50 million to 200 million. If approved, the amendment will become effective upon the filing of Articles of Amendment to the company's charter with the Secretary of State of the State of Tennessee, which filing is expected to take place shortly after the annual meeting. The board of directors believes that the charter amendment is in the best interest of the company and all of its shareholders.

           Except as set forth below, the relative rights of the holders of the company's common stock under the company's charter would remain unchanged.
Article 8, Section (a) of the company's charter, as amended by the charter amendment, is set forth below. The remainder of Article 8 will remain unchanged.

           "a. Two hundred million (200,000,000) shares of common stock, par value $.01 per share, which shall be entitled to one vote per share and, upon dissolution of the corporation, shall be entitled to receive the net assets of the corporation."


           As of March 24, 1999, there were (i) 17,118,385 shares of common stock issued and outstanding; (ii) 1,487,965 shares reserved for issuance upon the exercise of outstanding stock options; (iii) 219,200 shares reserved for issuance to employees pursuant to the company's Employee Stock Purchase Plan; and (iv) 5,749,168 shares reserved for issuance upon the conversion of the company's 5 3/4% Convertible Subordinated Debentures due 2002. Accordingly, as of March 24, 1999, a balance of 25,425,282 authorized shares of common stock were available for future issuance.


           The board of directors believes that it is in the best interest of the company and all of its shareholders to approve the charter amendment because it would give the company the necessary flexibility to issue common stock in connection with stock dividends and splits, acquisitions, equity financings, and employee benefit plans, and for other general corporate purposes. These future issuances would be at the discretion of the board of directors without the expense and delay incidental to obtaining shareholder approval, except as may be required by applicable law or by the rules of any stock exchange or over the counter market on which the company's securities may then be listed. For example, the NYSE, on which the company's common stock is authorized for listing, currently requires shareholder approval as a prerequisite to the issuance of securities in several instances, including in connection with acquisitions in which the present or potential issuance of shares of common stock could result in an increase in the number of shares of common stock outstanding by 20% or more. Holders of the company's common stock have no preemptive rights to subscribe to any additional securities of any class that the company may issue.

           Except for the shares of common stock issuable pursuant to outstanding options and convertible debentures and the company's Employee Stock Purchase Plan, the company currently has no definitive understanding, arrangement, or agreement with respect to the issuance of additional shares of common stock. The charter amendment is not being proposed in response to any effort known by management to acquire control of the company. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THIS PROPOSAL.

           THE CHARTER AMENDMENT WILL BE APPROVED IF THE NUMBER OF SHARES OF COMMON STOCK VOTED IN FAVOR OF THE CHARTER AMENDMENT EXCEEDS THE NUMBER OF SHARES OF COMMON STOCK VOTED AGAINST IT.

      PROPOSAL THREE: APPROVAL OF THE 1997 STOCK INCENTIVE PLAN, AS AMENDED

INTRODUCTION

           Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to a company's chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to amounts realized on the exercise of stock options and other awards, unless, among other conditions, the awards are granted pursuant to a plan that has been approved by the company's public shareholders. Although the 1997 Stock Incentive Plan was approved by the company's sole shareholder prior to the company's initial public offering, the plan has not been approved by the company's public shareholders. The board of directors is submitting the 1997 Stock Incentive Plan, as amended as described below, for approval by the company's shareholders to ensure compliance with Section 162(m) of the Internal Revenue Code. The plan, as amended, is set forth in Appendix A to this proxy statement.


           The 1997 Stock Incentive Plan initially authorized 1,093,750 shares of common stock for issuance, which equaled 10% of the number of shares of common stock outstanding on the date of the closing of the company's initial public offering. The plan currently provides that such number will be automatically increased by ten percent of the number of shares of common stock issued in any "equity issuance," as defined in the plan. Giving effect to such equity issuances, the plan currently authorizes 1,707,458 shares of common stock for issuance thereunder. The board of directors of the company has reviewed the company's stock-based incentive compensation arrangements and concluded that the plan does not currently authorize a sufficient number of shares to provide flexibility with respect to stock-based compensation or to establish appropriate long-term incentives to achieve the company's objectives. Options to purchase an aggregate of 1,487,965 shares are currently outstanding under the plan and options relating to an aggregate of 13,003 shares of common stock have been exercised. Accordingly, 206,407 shares of common stock are currently available for issuance under the plan.


           The plan provides that "incentive stock options," as defined in
Section 422 of the Internal Revenue Code, may not be issued after 1,093,750 shares of common stock have been issued under the plan. The plan also provides that no officer of the company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code will be eligible to receive awards under the plan relating to in excess of 200,000 shares of common stock in any fiscal year.

           In order to provide the company with greater flexibility to adapt to changing economic and competitive conditions, and to further employment goals and expansion plans through stock-based compensation strategies that will attract and retain those employees who are important to the long-term success of the company, the board of directors of the company has proposed amendments to the plan to (i) increase the number of shares of common stock authorized for issuance under the plan by providing that the maximum number of shares of common stock authorized for issuance under the plan shall be equal to 15% of the number of shares of common stock outstanding on the date of the company's initial public offering and that such number shall be increased automatically by 15% of the number of shares of common stock issued in any equity issuance after the date of the company's initial public offering; provided, however, that the maximum number of shares of common stock that may be issued under the plan will be decreased by the number of shares of common stock, if any, issuable pursuant to options assumed by the company that are granted pursuant to option plans assumed by the company in connection with acquisitions; (ii) increase the limit on the number of incentive stock options that may be granted pursuant to the plan to 3,500,000 shares; and (iii) increase to 500,000 shares the maximum number of shares that may be granted to persons whose compensation may be subject to Section 162(m) of the Internal Revenue Code.

           If the plan, as amended, is approved by the shareholders of the company, the amendments to the plan will become effective as of the date of the annual meeting. If the amended plan is not approved by the company's shareholders, the plan and options previously granted or granted in the future under the plan will not be affected. The company will not, however, be permitted to deduct compensation realized by certain employees in connection their exercise of awards granted under the plan after the date of the annual meeting of the company's shareholders held in the year 2000. The board of directors believes that it is in the best interest of the company and its shareholders to approve the plan, as amended. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL.

SUMMARY OF THE MATERIAL PROVISIONS OF THE 1997 STOCK INCENTIVE PLAN, AS AMENDED

           The following summary of the material provisions of the 1997 Stock Incentive Plan, as proposed to be amended, is qualified in its entirety by reference to the text of the plan as set forth in Appendix A to this proxy statement.

           Under the 1997 Stock Incentive Plan, the compensation committee of the board of directors of the company has the authority to grant to officers, other key employees, and consultants of the company the following types of awards: (1) stock options; (2) stock appreciation rights; (3) restricted stock; and/or (4) other stock-based awards. The compensation committee has the power to delegate authority to the company's Chief Executive Officer or to a committee comprised of executive officers of the company to grant, on behalf of the compensation committee, stock options, subject to such guidelines as the compensation committee may determine from time to time.

           The aggregate number of shares of common stock that may be issued under the plan is 2,561,187 shares, plus fifteen percent (15%) of the number of shares of common stock issued in any equity issuance; provided, however, that the maximum number of shares of common stock that may be issued under the plan will be decreased by the number of shares of common stock issuable pursuant to options assumed by the company that are granted pursuant to option plans assumed by the company in connection with acquisitions; provided further, that incentive stock options may not be issued after 3,500,000 shares of common stock have been issued under the plan.

           The maximum number of shares of common stock for which awards may be made under the plan to any officer of the company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code is 500,000 during any single fiscal year. Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated, or canceled may become subject to a new option or other award. The plan will terminate on, and no award may be granted later than, May 30, 2007, but the exercise date of awards granted prior to such tenth anniversary may extend beyond such date.

           The plan also provides for automatic grants of non-qualified stock options to non-employee directors of the company. Options to purchase 9,000 shares of common stock were automatically granted to each person serving as a non-employee director on the date of the company's initial public offering. Any person who was not previously a member of the board of directors and who is elected or appointed a non-employee director prior to the date of the annual meeting of shareholders of the company in the year 2000 will automatically be granted an option to purchase 7,000 shares of common stock if such director's service begins prior to May 30, 1999 and 5,000 shares of common stock if such director's service begins thereafter. The board of directors may, in its discretion, increase or decrease the number of shares subject to such option to reflect the extent to which such non-employee director's expected service may exceed two years or may be less than one year. Options granted to non-employee directors prior to the annual meeting of shareholders in the year 2000 will vest with respect to 5,000 shares on the date of the first annual meeting of shareholders following the date of grant, 2,000 shares on the date of the second annual meeting of shareholders following the date of grant, and any remaining shares on the date of the third annual meeting of shareholders following the date of grant.

           On the date of each annual meeting of shareholders of the company beginning with the annual meeting of shareholders held in the year 2000, unless the plan has been terminated, each non-employee director who will continue as a director following the meeting will receive an option to purchase 3,000 shares of common stock, which will vest on the date of the next annual meeting of the company's shareholders.

           All options automatically granted to a non-employee director will enable the optionee to purchase shares of common stock at the fair market value of the common stock on the date of grant. Non-employee directors will not be able to transfer or assign their options without the prior written consent of the board of directors of the company other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family or (ii) transfers by will or by the laws of descent and distribution. Options automatically granted to non-employee directors will have a term of ten years from the date of grant. The exercise price may be paid in cash, shares of common stock, or a combination thereof.

           Incentive stock options and non-qualified stock options may be granted for such number of shares as the compensation committee may determine and may be granted alone, in conjunction with, or in tandem with, other awards under the plan or cash awards outside the plan. A stock option will be exercisable at such times and subject to such terms and conditions as the compensation committee will determine. In the case of an incentive stock option, however, the term will be no more than ten years after the date of grant (five years in the case of incentive stock options for certain 10% shareholders). The option price for an incentive stock option will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of common stock as of the date of grant and for any non-qualified stock option will not be less than 50% of the fair market value as of the date of grant. Incentive stock options granted under the plan may not be transferred or assigned other than by will or by the laws of descent and distribution. Nonqualified stock options may not be transferred or assigned without the prior written consent of the compensation committee other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family or (ii) transfers by will or by the laws of descent and distribution.

           Stock appreciation rights may be granted under the plan in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once a stock appreciation right has been exercised, the related portion of the stock option underlying the stock appreciation right will terminate. Upon the exercise of a stock appreciation right, the company will pay to the employee or consultant in cash, common stock, or a combination thereof (the method of payment to be at the discretion of the compensation committee) an amount equal to the excess of the fair market value of common stock on the exercise date over the option price, multiplied by the number of stock appreciation rights being exercised. Stock appreciation rights may not be transferred or assigned other than to the extent the underlying option is transferrable or assignable.

           Restricted stock awards may be granted alone, in addition to, or in tandem with other awards under the plan or cash awards made outside the plan. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the compensation committee will determine the periods during which the restricted stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum value for such stock. The compensation committee may also impose such other conditions and restrictions on the shares of restricted stock as it deems appropriate, including the attainment of specified performance goals or such other factors as the compensation committee may determine. The compensation committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares of restricted stock on successive future dates. During the restriction period, the employee or consultant may not sell, transfer, pledge, or assign the restricted stock, but will be entitled to vote the restricted stock and to receive, at the election of the compensation committee, cash or deferred dividends.

           The compensation committee also may grant other types of awards, such as convertible preferred stock, convertible debentures, or other exchangeable securities that are valued, as a whole or in part, by reference to or otherwise based on common stock. These awards may be granted alone, in addition to, or in tandem with, stock options, stock appreciation rights, restricted stock, or cash awards outside of the plan. Awards will be made upon such terms and conditions as the compensation committee may determine.

           If there is a change of control or a potential change of control of the company, stock appreciation rights, and any stock options that are not then exercisable, will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and other stock-based awards shall lapse and such shares and awards will be deemed fully vested. For purposes of the plan, a change of control is defined generally to include (i) any person or entity, other than the company or a wholly-owned subsidiary of the company, becoming the beneficial owner of the company's securities having 35% or more of the combined voting power of the then outstanding securities that may be cast for the election of directors; (ii) in connection with a cash tender, exchange offer, merger, or other business combination, sale of assets, or contested election, less than a majority of the combined voting power of the then outstanding securities of the company entitled to vote generally in the election of directors being held in the aggregate by the holders of the company's securities entitled to vote generally in the election of directors of the company immediately prior to such transaction; and (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the board of directors ceasing to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the company then still in office who were directors of the company at the beginning of any such period. Stock options, stock appreciation rights, restricted stock, and other stock-based awards will, unless otherwise determined by the compensation committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the plan and as described below). The change of control price will be the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control at any time during the immediately preceding 60-day period, as determined by the compensation committee.

           The board of directors of the company may amend, alter, or discontinue the plan, provided that no amendment may be made that would impair the rights of an optionee or participant under an award made under the plan without the participant's consent.

OPTIONS GRANTED UNDER THE 1997 STOCK INCENTIVE PLAN


           Because awards under the plan are at the discretion of the compensation committee, the benefits that will be awarded under the plan to persons other than non-employee directors are not currently determinable. The following table shows as to each of the named executive officers, the associates of such executive officers, as to all executive officers of the company as a group, as to all current non-employee directors as a group, and as to all other employees as a group, the aggregate number of shares of common stock subject to options granted under the plan, excluding options that have been canceled or forfeited unexercised, and the weighted average per share exercise price. As of March 24, 1999, the market value of a share of common stock based on the closing price for such stock on the New York Stock Exchange was $13.875.




                                                                                            Average Exercise
                             Name                                     Options (#)         Price Per Share ($)
--------------------------------------------------------------        -----------         -------------------
W.E. Sheriff..................................................         285,000(1)                15.63
Christopher J. Coates.........................................         105,000                   15.18
George T. Hicks...............................................          77,000                   15.13
H. Todd Kaestner..............................................          77,000                   15.13
James T. Money................................................          77,000                   15.13
All Current Executive Officers as a Group
     (8 persons)..............................................         755,000                   15.47
Current Non-Employee Directors................................          86,000                   14.10
All Other Employees as a Group................................         646,965(2)                15.87


(1) Options with respect to 25,000 of these shares are contingent upon shareholder approval of this Proposal Three.

(2) Includes options to purchase an aggregate of 3,700 shares, with an average exercise price of $20.67 per share, granted to Glen Sheriff, an employee of the company and the son of W.E. Sheriff.


CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

           The following is a brief summary of certain U.S. Federal income tax aspects of options awarded under the plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon his or her particular circumstances and other facts. The plan participants must consult their tax advisors with respect to any state, local, and foreign tax considerations or particular federal tax implications of options granted under the plan.

           Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will result in taxable income to the employee. The tax treatment on sale of shares of common stock acquired upon exercise of an incentive stock option depends on whether the holding period requirement is satisfied. The holding period is met if the disposition of the employee occurs
(i) at least two years after the date of grant of the option; (ii) at least one year after the date the shares were transferred to the employee; and (iii) while the employee remains employed by the company or not more than three months after his or her termination of employment (or not more than one year in the case of a disabled employee). If the holding period requirement is satisfied, the excess of the amount realized upon sale of the shares of common stock acquired upon the exercise of the incentive stock option over the price paid for these shares will be treated as a long-term capital gain. If the employee disposes of the common stock acquired upon the exercise of the incentive stock option before the holding period requirement is met (a "disqualifying disposition"), the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, over the exercise price will be taxable as ordinary compensation income to the employee at the time of disposition, and the company will be entitled to a corresponding deduction. The balance of the gain, if any, will be a capital gain for the employee. Any capital gain recognized by the employee will be a long-term capital gain if the employee's holding period for the shares of common stock at the time of disposition is more than one year.

           Although the exercise of an incentive stock option will not result in taxable income to the employee, the excess of the fair market value of the common stock on the date of exercise over the exercise price will be included in the employee's "alternative minimum taxable income" under the Internal Revenue Code.

           Nonqualified Stock Options. There will be no federal income tax consequences to the company or to the grantee upon the grant of non-qualified stock options under the plan. However, upon the exercise of a non-qualified stock option under the plan, the grantee will recognize ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The company will generally be entitled to a tax deduction at such time and in the same amount that the employee recognizes ordinary income. If the shares of common stock so acquired are later sold or exchanged, the difference between the amount realized from such sale or exchange and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the shares of common stock have been held for more than one year after such date.

           Exercise with Shares. A grantee who pays the exercise price upon exercise of an incentive stock option or non-qualified stock option, in whole or in part, by delivering shares of common stock already owned by him or her will recognize no gain or loss for federal income tax purposes to the extent of the fair market value of the shares surrendered, but with respect to shares received in excess of such exercise price, a grantee will recognize ordinary compensation income equal to the fair market value of such shares. Shares of common stock acquired upon exercise that are equal in number to the shares surrendered will have a tax basis equal to the tax basis of the shares surrendered, and (except as noted below with respect to disqualifying dispositions) the holding period of such shares will include the holding period of shares surrendered. In the case of a non-qualified stock option, the basis of additional shares received upon exercise of the non-qualified stock option will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised. In the case of an incentive stock option, the tax basis of the additional shares received will be zero, and the holding period of such shares will commence on the date of the exchange. If any of the shares received upon exercise of the incentive stock option are disposed of within two years of the date of the grant of the incentive stock option or within one year after exercise, the shares with the lowest (i.e., zero) basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as previously discussed above.

           Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of a stock appreciation right, the post-exercise appreciation or deprecation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

           Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether she or he made a
Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If the participant makes an election under Section 83(b), however, the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

           Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the company. If the participant makes a Section 83(b) election, however, the dividends will be taxable as ordinary income to the participant but will not be deductible by the company.

           Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

           The plan is not intended to be a "qualified plan" under Section 401(a) of the Internal Revenue Code.

           THE 1997 STOCK INCENTIVE PLAN , AS AMENDED, WILL BE APPROVED IF THE NUMBER OF SHARES OF COMMON STOCK VOTED IN FAVOR OF THE PLAN EXCEEDS THE AGGREGATE OF THE NUMBER OF ABSTENTIONS AND SHARES OF COMMON STOCK VOTED AGAINST IT.

                            PROPOSALS OF SHAREHOLDERS

           A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the company's annual meeting of shareholders in 2000 and received at the company's executive offices no later than December 1 , 1999 will be included in the company's proxy statement and form of proxy relating to such annual meeting.

           In addition, the company's bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the company no later than December 1, 1999 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 1, 1999 proxies solicited by the board of directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           KPMG LLP, which has been the company's independent certified public accountants since its organization, has been selected as the independent certified public accountants of the company for the 1999 fiscal year. The company has been informed that representatives of KPMG LLP plan to attend the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by the shareholders.

                            PROXY SOLICITATION COSTS

           The enclosed form of proxy is solicited on behalf of the board of directors of the company. The cost of solicitation of proxies will be borne by the company, including expenses in connection with preparing, assembling, and mailing this proxy statement. Such solicitation will be made by mail and may also be made by the company's regular officers or employees personally or by telephone or telecopy. The company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.


                         FINANCIAL STATEMENTS AVAILABLE

           A copy of the company's 1998 Annual Report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation material.

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO GEORGE T. HICKS, SECRETARY, AMERICAN RETIREMENT CORPORATION, 111 WESTWOOD PLACE, SUITE 402, BRENTWOOD, TENNESSEE 37027.

                                                                     Appendix A



                         AMERICAN RETIREMENT CORPORATION

                            1997 STOCK INCENTIVE PLAN
                                   AS AMENDED

SECTION 1. PURPOSE; DEFINITIONS.

         The purpose of the American Retirement Corporation 1997 Stock Incentive Plan (the "Plan") is to enable American Retirement Corporation (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         A. "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         B. "Board" means the Board of Directors of the Corporation.

         C. "Cause" has the meaning provided in Section 5(j) of the Plan.

         D. "Change in Control" has the meaning provided in Section 10(b) of the Plan.

         E. "Change in Control Price" has the meaning provided in Section 10(d) of the Plan.

         F. "Common Stock" means the Corporation's Common Stock, par value $.01 per share.

         G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         H. "Committee" means the Committee referred to in Section 2 of the Plan.

         I. "Corporation" means American Retirement Corporation, a corporation organized under the laws of the State of Tennessee or any successor corporation.

         J. "Disability" means disability as determined under the Corporation's Group Long Term Disability Insurance Plan.

         K. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect or as may be approved by the Committee.

         L. "Effective Date" has the meaning provided in Section 14 of the Plan.

         M. "Equity Issuance" means an issuance of Common Stock by the Corporation following the Effective Date of this Plan in connection with a public or private offering, including in connection with an acquisition, merger or similar transaction, but excluding issuances of Common Stock under this Plan or in any other compensatory transaction with an officer or employee of, or consultant to, the Corporation or its Subsidiaries or Affiliates.

         N. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         O. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Common Stock on the NYSE or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on the NYSE or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

         P. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         Q. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         R. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

         S. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         T. "NYSE" means The New York Stock Exchange.

         U. "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

         V. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

         W. "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

         X. "Outside Director Option" means an award to an Outside Director under Section 9 below.

         Y. "Plan" means this American Retirement Corporation 1997 Stock Incentive Plan, as amended from time to time.

         Z. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

         AA. "Restriction Period" has the meaning provided in Section 7 of the Plan.

         BB. "Retirement" means Normal or Early Retirement.

         CC. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

         DD. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         EE. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         FF. "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Compensation Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

         The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards.

         In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

                  (a) to select the officers, key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

                  (c) to determine the number of shares to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) or
         (n), as applicable, instead of Common Stock;

                  (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

                  (g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                  (h) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

                  (i) to impose any holding period required to satisfy Section 16 under the Exchange Act.

         The Committee shall have the power to delegate authority to the Corporation's Chief Executive Officer, or to a committee composed of executive officers of the Corporation, to grant, on behalf of the Committee, Stock Options exercisable at an exercise price per share equal to the Fair Market Value on the date of grant, subject to such guidelines as the Committee may determine from time to time; provided, however that (i) Options may only be granted pursuant to such delegated authority for the purposes specified by the Committee, which may include attracting new employees, awarding outstanding performance, or retaining employees; (ii) the Committee shall specify the maximum number of shares of Common Stock that may be granted for purposes of attracting any single new employee at any specified level and the maximum number that may be granted to any other employee for any other purpose; (iii) Options may not be granted pursuant to such delegated authority to any officer of the Corporation who is, or upon consummation of his or her employment with the Corporation will be, subject to Section 16 under the Exchange Act; (iv) Options to purchase no more than 50,000 shares in the aggregate and 10,000 shares per individual may be granted pursuant to such delegated authority in any fiscal year; and (v) a report of each grant of an Option pursuant to such delegated authority shall be presented to the Committee at the first meeting of the Committee following such grant. Options granted pursuant to such delegated authority in accordance herewith shall be deemed, to the extent permitted under applicable law, to have been granted by the Committee for all purposes under the Plan.

         The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, that, to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Corporation, all decisions of the Committee shall be subject to such Board or shareholder approval Subject to the foregoing, all decisions made by the Committee pursuant to the provisions of the

Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) As of the Effective Date, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,640,625 shares. Such number shall, upon the consummation of any Equity Issuance, increase automatically by fifteen percent (15%) of the number of shares of Common Stock issued in such Equity Issuance; provided, however, that Incentive Stock Options may not be issued after 3,500,000 shares of Common Stock have been issued under the Plan. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Corporation or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 500,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

         (b) If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number of shares underlying Outside Director Options to be granted under Section 9 hereof, the
Section 162(m) Maximum and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  ELIGIBILITY.

         Officers, other key employees and Outside Directors of and consultants to the Corporation and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards pursuant to Section 9 and not pursuant to any other provisions of the Plan.

SECTION 5. STOCK OPTIONS.

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

         The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

                  (e) Transferability of Options. No Non-Qualified Stock Option shall be transferable by the optionee without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option or an optionee who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

                  (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

                  (j) Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

                  (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                               (i) if (x) a participant's employment is
                  terminated by reason of death, Disability, or Retirement and
                  (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                               (ii) if the exercise of an Incentive Stock Option
                  is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in
                  Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                  (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

                  (n) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest six months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6. STOCK APPRECIATION RIGHTS.

                  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

                  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                           (i) Stock Appreciation Rights shall be exercisable
                  only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                           (ii) Upon the exercise of a Stock Appreciation Right,
                  an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Common Stock on the date of exercise.

                           (iii) Stock Appreciation Rights shall be transferable
                  only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                           (iv) Upon the exercise of a Stock Appreciation Right,
                  the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
                  Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

                           (v) The Committee, in its sole discretion, may also
                  provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

                           (vi) The Committee may condition the exercise of any
                  Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

SECTION 7. RESTRICTED STOCK.

                  (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                  (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                           (i) The purchase price for shares of Restricted Stock
                  shall be established by the Committee and may be zero.

                           (ii) Awards of Restricted Stock must be accepted
                  within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                           (iii) Each participant receiving a Restricted Stock
                  award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant (or a transferee permitted by Section 13(h) hereof), and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                           (iv) The Committee shall require that the stock
                  certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

                  (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                           (i) In accordance with the provisions of this Plan
                  and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, such other factors or criteria as the Committee may determine in its sole discretion.

                           (ii) Except as provided in this paragraph (ii) and
                  Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

                           (iii) Subject to the applicable provisions of the
                  award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                           (iv) If and when the Restriction Period expires
                  without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant (or a transferee permitted by Section 13(h) hereof) promptly.

                  (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

SECTION 8. OTHER STOCK-BASED AWARDS.

                  (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

                  (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                           (i) Shares subject to awards under this Section 8 and
                  the award agreement referred to in Section 8(b)(v) below, may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

                           (ii) Subject to the provisions of this Plan and the
                  award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this
                  Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

                           (iii) Any award under Section 8 and any shares of
                  Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

                           (iv) In the event of the participant's Retirement,
                  Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

                           (v) Each award under this Section 8 shall be
                  confirmed by, and subject to the terms of, an agreement or other instrument by the Corporation and the participant.

                           (vi) Common Stock (including securities convertible
                  into Common Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Common Stock (including securities convertible into Common Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced at least 85% of the Fair Market Value of the Common Stock on the date of grant.

SECTION 9. AWARDS TO OUTSIDE DIRECTORS.

                  (a) The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 9.

                  (b) At the date of the Corporation's initial public offering, each person serving as an Outside Director on such date will receive a non-qualified stock option to purchase 9,000 shares of Common Stock at a per share exercise price equal to the initial public offering price. Such option shall vest and become exercisable with respect to the following numbers of shares on the following Annual Meeting dates, if the grantee has been a member of the Board until such date (whether or not the grantee will remain a director following such meeting): (i) 5,000 shares on the date of the Annual Meeting of Shareholders in 1998,
         (ii) 2,000 shares on the date of the Annual Meeting of Shareholders in 1999 and (iii) 2,000 shares on the date of the Annual Meeting of Shareholders in 2000.

                  (c) If any person who was not previously a member of the Board is elected or appointed an Outside Director following the initial public offering but prior to the date of the Annual Meeting of Shareholders of the Corporation in the year 2000, such Outside Director will receive a non-qualified stock option to purchase 7,000 shares of Common Stock if such Outside Director's service begins prior to the second anniversary of the initial public offering and 5,000 shares of Common Stock if such Outside Director's service begins after the second anniversary of the initial public offering but prior to the date of the Annual Meeting of Shareholders in the year 2000. It is intended that such grant may be increased or decreased to extent deemed appropriate by the Board, in its sole discretion, to reflect the extent to which director's expected service prior to the Annual Meeting of Shareholders in 2000 may exceed two years or may be less than one full year. The exercise price per share of each option granted pursuant to this Section 9(c) shall equal the Fair Market
         Value per share of Common Stock on the date of grant. Options granted under this Section 9(c) shall vest and become exercisable with respect to the following numbers of shares on the following Annual Meeting dates, if the grantee has been a member of the Board until such date (whether or not such grantee will remain a director following such meeting): (i) 5,000 shares (or any smaller number constituting the entire grant) on the date of the first Annual Meeting of Shareholders following the date of grant, (ii) 2,000 shares (or any smaller remaining number of shares) on the date of the second Annual Meeting of Shareholders following the date of grant and (iii) any remaining shares on the date of the third Annual Meeting of Shareholders following the date of grant.

                  (d) On the date of each Annual Meeting of Shareholders of the Corporation beginning with the Annual Meeting of Shareholders in 2000, unless this Plan has been previously terminated, each Outside Director who will continue as a director following such meeting will receive a non-qualified stock option to purchase 3,000 shares of Common Stock. The exercise price per share of each option granted pursuant to this
         Section 9(d) shall equal the Fair Market Value per share of Common Stock on the date of grant. Such option shall vest and become exercisable with respect to all 3,000 shares on the date of the next Annual Meeting of Shareholders of the Corporation if the grantee has been a member of the Board until such date (whether or not such grantee will remain a director following such meeting).

                  (e) No Outside Director Option shall be exercisable prior to vesting. Each Outside Director Option shall expire, if unexercised, on the tenth anniversary of the date of grant. The exercise price may be paid in cash or in shares of Common Stock, including shares of Common Stock subject to the Outside Director Option.

                  (f) Outside Director Options shall not be transferable without the prior written consent of the Board other than (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution.

                  (g) Grantees of Outside Director Options shall enter into a stock option agreement with the Corporation setting forth the exercise price and other terms as provided herein.

                  (h) Upon termination of an Outside Director's service as a director of the Corporation, (i) all Outside Director Options theretofore exercisable and held by such Outside Director will remain vested and exercisable through the expiration date and (ii) all remaining Outside Director Options held by such Outside Director will become exercisable and vested and remain so through the expiration date to the extent of any shares that would have become exercisable and vested within a period of less than twelve months following the date of termination of service. Any unvested Outside Director Options held by the Outside Director on the date of termination of service will be forfeited to the extent of any shares that would not have become vested and exercisable until at least twelve months from the date of termination of service. The Board may, in its sole discretion, elect to accelerate the vesting of any Outside Director Options in connection with the termination of service of any individual Outside Director.

                  (i) Outside Director Options shall be subject to Section 10. The number of shares and the exercise price per share of each Outside Director Option theretofore awarded shall be adjusted automatically in the same manner as the number of shares and the exercise price for Stock Options under Section 3(c) hereof at any time that Stock Options are adjusted as provided in Section 3(c). The number of shares underlying Outside Director Options to be awarded in the future shall be adjusted automatically in the same manner as the number of shares underlying outstanding Stock Options are adjusted under Section 3(c) hereof at any time that Stock Options are adjusted under Section 3(c) hereof.

                  (j) The Board, in its sole discretion, may determine to reduce the size of any Outside Director Option prior to grant or to postpone the vesting and exercisability of any Outside Director Option prior to grant.

SECTION 10. CHANGE IN CONTROL PROVISIONS.

                  (a) Impact of Event. In the event of:

                      (1) a "Change in Control" as defined in Section 10(b); or

                      (2) a "Potential Change in Control" as defined in Section
                  10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination),

                           (i) Subject to the limitations set forth below in
                  this Section 10(a), the following acceleration provisions shall apply:

                               (a) Any Stock Appreciation Rights, any Stock
                           Option or Outside Director Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                               (b) The restrictions applicable to any Restricted
                           Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                           (ii) Subject to the limitations set forth below in
                  this Section 10(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Outside Director Options and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

                           (iii) The Board or the Committee may impose
                  additional conditions on the acceleration or valuation of any award in the award agreement.

                  (b) Definition of Change in Control. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

                           (i) any person or entity, including a "group" as
                  defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                           (ii) as the result of, or in connection with, any
                  cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

                           (iii) during any period of two consecutive years,
                  individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

                  (c) Definition of Potential Change in Control. For purposes of
         Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

                           (i) The approval by shareholders of an agreement by
                  the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 10(b); or

                           (ii) The acquisition of beneficial ownership,
                  directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 10(a)(ii).

SECTION 11. AMENDMENTS AND TERMINATION.

         The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Corporation's shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(c) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the provisions governing Incentive Stock Options except as required or permitted under the provisions governing incentive stock options under the Code, (c) amend Section 9 hereof so as to increase the size of any award (other than as contemplated by Section 3(c) and Section 9(i) hereof) or otherwise materially increase the benefits to Outside Directors under Section 9 hereof, or (d) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Outside Director Option theretofore granted, without the participant's consent.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).

SECTION 12. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

                  (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

                  (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                  (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

                  (i) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

SECTION 14. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective upon the date of the closing of the Corporation's initial public offering (the "Effective Date"), provided that it has been approved by the Board of the Corporation and by a majority of the votes cast by the holders of the Corporation's Common Stock.

SECTION 15. TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock Award, Other Stock-Based Award or Outside Director Option award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

                                                                     Appendix B



PROXY                   AMERICAN RETIREMENT CORPORATION                 PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
         SHAREHOLDERS OF AMERICAN RETIREMENT CORPORATION (THE "COMPANY")
                          TO BE HELD ON MAY 12, 1999.

         The undersigned hereby appoints W.E. Sheriff and George T. Hicks, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of the Company to be held at the Loews Vanderbilt Plaza Hotel, 2100 West End Avenue, Nashville, Tennessee, on Wednesday, May 12, 1999 at 11:00 a.m., local time, and any adjournments thereof.

         YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR THE PROPOSAL TO AMEND THE COMPANY'S CORPORATE CHARTER, AND FOR THE PROPOSAL TO APPROVE THE COMPANY'S 1997 STOCK INCENTIVE PLAN, AS AMENDED.

              [ ]   Check here for address change.

                    New Address:
                                ------------------------------------------

                    ------------------------------------------------------

                    ------------------------------------------------------
                    (Please date and sign this proxy on the reverse side.)



                         AMERICAN RETIREMENT CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.  Election of Directors:                   FOR      WITHHOLD   FOR ALL (Except
                                                                 Nominee(s)
                                                                 written below)

    Nominees: Frank M. Bumstead,
    Clarence Edmonds, Robert G. Roskamp,
    and Nadine C. Smith                      [ ]         [ ]           [ ]

-------------------------------------------------------------------------------
2. Proposal to approve the amendment to the Company's corporate charter to increase the number of shares of common stock authorized for issuance.

            [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

3. Proposal to approve the Company's 1997 Stock Incentive Plan, as amended.

            [ ] FOR               [ ] AGAINST             [ ] ABSTAIN

4. In their discretion on any other matter that may properly come before said meeting or any adjournments thereof.

                                   PLEASE SIGN HERE AND RETURN PROMPTLY

                                   Dated:                                , 1999
                                         --------------------------------

                                   Signature(s)
                                               ---------------------------------

                                               ---------------------------------

                                   Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.